News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

European Commission Awards MagneGas European

Joint Venture a $7.2 Million Grant for Eco-Innovation

European Government Funding Expected to Expand Scope of

German-Based Biofuels Pilot Program in 2018

TAMPA, FL – March 1, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that its European joint venture with Infinite Fuels, GmbH has been awarded a €6.0 million ($7.2 million USD) grant from the Executive Agency for Small and Medium-sized Enterprises (EASME), a department within the European Commission. The grant application was made by Infinite Fuels through an Eco-Innovation funding initiative within the Energy, Environment, and Resources Department of EASME. The grant approval process is expected to be finalized and funds made available in mid-2018.

“This grant is a major opportunity for MagneGas, together with our joint venture partners, to take a leading role in providing clean technology solutions within the European Union at scale,” commented Ermanno Santilli, CEO of MagneGas. “We have spent almost two years working to help make this possible. We feel very fortunate that with the help of our advisors at Ernst & Young in Europe, our joint venture partnership was able to successfully navigate the process of passing the evaluation phase of the grant approval processes with EASME. This grant opportunity is an excellent example of the European Union’s commitment to funding emerging clean technology projects. This funding is expected to play a key role in our ability to attract additional capital in Europe in the immediate term, which is expected to accelerate and expand the scope of our operational launch in Germany in 2018.”

“This is a major breakthrough for MagneGas and our joint venture partners from a capital formation perspective,” commented Scott Mahoney, CFO of MagneGas. “We had a very clear understanding of the various capital channels that Infinite Fuels could pursue in Europe when we elected to expand our relationship to a full joint venture partnership during our meetings last month. We are currently working on additional non-dilutive capital with other European government bodies, as well as prospective equity partners for Infinite Fuels. Most importantly, we see this as the ideal template to source introductions to cornerstone clients combined with non-dilutive capital through joint venture partnerships to accelerate our growth into new international markets. We will look to replicate the Infinite Fuels joint venture model in other large international markets in the future.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.